Exhibit 5.1

Loeb&Loeb LLP 345 Park Avenue New York, NY 10154	Main 212.407.4000 Fax 212.407.4990

November 30, 2015

Titan Pharmaceuticals, Inc.

400 Oyster Point Blvd., Suite 505

South San Francisco, CA

Ladies and Gentlemen:

We have acted as counsel to Titan Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), for the issuance and sale from time to time, on a delayed basis, by the Company of (i) common stock, par value $0.001 per share (the “Common Stock”), (ii) preferred stock, par value $0.001 per share (the “Preferred Stock”), (iii) warrants to purchase Common Stock or Preferred Stock (the “Warrants”), and/or (iv) units consisting of one or more of the foregoing (the “Units”), in each case as contemplated by the Registration Statement (including the prospectus constituting part thereof (the “Prospectus”)) to which this opinion letter has been filed as an exhibit.

The Common Stock, Preferred Stock, Warrants and Units are collectively referred to herein as the “Securities.” The Securities being registered are for a maximum aggregate offering price of $50,000,000.00. The Securities may be offered and sold from time to time pursuant to Rule 415 under the Act, at which time it is contemplated that the Prospectus will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

We have been advised by the Company and, for purposes of this opinion, we have assumed that:

1. The rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation privileges of each series of Preferred Stock will be set forth in a certificate of designation to be approved by the Company’s board of directors, or in an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), to be approved by the Company’s board of directors and shareholders, and that one or both of these documents will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective;

2. The Warrants will be issued pursuant to a warrant agreement to be entered into between the Company and a financial institution as warrant agent (the “Warrant Agreement”). The Warrant Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any series of the Warrants to be issued will be set forth in a supplement to the prospectus forming a part of the Registration Statement;

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Nuvilex, Inc. November 30, 2015 Page 2

3. The Units will be issued pursuant to a unit agreement to be entered into between the Company and a financial institution acting as unit agent (the “Unit Agreement”). The Unit Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any series of the Units to be issued will be set forth in a supplement to the prospectus forming a part of the Registration Statement; and

4. The number of shares of Common Stock and Preferred Stock to be offered and sold subsequent to the date hereof under the Registration Statement, together with the number of shares of Common Stock and Preferred Stock of the same class issuable upon exercise, conversion or exchange of any Securities will not, in the aggregate, exceed the number of shares of each such class of Common Stock or Preferred Stock authorized in the Certificate of Incorporation.

We have further assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Registration Statement, and any further amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (vi) a prospectus supplement will have been prepared and filed with the SEC describing the Securities offered thereby; (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) the Company will have reserved from its authorized but unissued and unreserved shares of stock a number sufficient to issue all shares of Common Stock and Preferred Stock; (x) the certificates representing the Securities will be duly executed and delivered; and (xi) if the holders of the shares of Preferred Stock are granted rights to inspect corporate books and records and to vote in the election of directors or any matters on which shareholders of the Company may vote, such rights will be set forth in the Certificate of Incorporation or the Certificate of Incorporation grants to the Company’s board of directors the power to confer such voting or inspection rights and the Company’s board of directors will have conferred such rights.

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We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

1.  The Common Stock, when (a) the issuance and terms of sale of the shares of Common Stock have been duly authorized by the board of directors of the Company in conformity with its Certificate of Incorporation, and (b) such shares have been issued and delivered against payment of the purchase price therefor in an amount in excess of the par value thereof, in accordance with the applicable definitive purchase, underwriting or similar agreement, and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, will be validly issued, fully paid and nonassessable.

2. The Preferred Stock, when (a) the issuance and terms of sale of the shares of Preferred Stock have been duly authorized by the board of directors of the Company in conformity with its Certificate of Incorporation, (b) an appropriate certificate or certificates of designation relating to a class or series of the Preferred Stock to be sold under the Registration Statement has or have been duly authorized and adopted and filed with the Secretary of State of Delaware, (c) the terms of issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company’s Certificate of Incorporation and Bylaws so as to not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property, and (d) such shares have been issued and delivered against payment of the purchase price therefor in an amount in excess of the par value thereof, in accordance with the applicable definitive purchase, underwriting or similar agreement, and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, will be validly issued, fully paid and nonassessable.

3. The Warrants, when (a) the issuance and terms of sale of the Warrants have been duly authorized by the board of directors of the Company in conformity with its Certificate of Incorporation (b) the Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered and is enforceable in accordance with its terms, (c) the terms of the offer, issuance and sale of such Warrants have been duly established in conformity with the Warrant Agreement, (d) the Warrant Agreement and the offer, issuance and sale of the Warrants do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (e) such Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and offered, issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement and the Warrant Agreement, and (f) such Warrants have been issued and delivered against payment of the purchase price therefor, will constitute valid and legally binding obligations of the Company ..

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The Units, when (a) the issuance and terms of sale of the Units have been duly authorized by the board of directors of the Company in conformity with its Certificate of Incorporation, (b) the Unit Agreement relating to the Units has been duly authorized, executed and delivered and is enforceable in accordance with its terms, (c) the terms of the offer, issuance and sale of such Units have been duly established in conformity with the Unit Agreement, (d) the Unit Agreement and the offer, issuance and sale of the Units do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (e) such Units have been duly executed and countersigned in accordance with the Unit Agreement and offered, issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement and the Unit Agreement, and (f) such Units have been issued and delivered against payment of the purchase price therefor, will constitute valid and legally binding obligations of the Company.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or the Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

We are opining solely on (i) all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Constitution of the State of Delaware and all applicable judicial and regulatory determinations, and (ii) the laws of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Loeb & Loeb LLP
Loeb & Loeb LLP